Exhibit 21.1

SUBSISIARIES OF THE REGISTRANT

LRAD International Corporation
(Incorporated in the State of Delaware)

Genasys II Spain, S.A.U.
(Organized under the laws of Spain)

Genasys America de CV
(Organized under the laws of Mexico)